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                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholder
Nuveen Floating Rate Fund:


We consent to the use of our report and the reference to our firm under the heading "Independent Public Accountants, Custodian and Transfer Agent" in the Statement of Additional Information.


                                   KPMG LLP


Chicago, Illinois
October 27, 1999